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                             STOCK OPTION AGREEMENT
                                       FOR
                               ARNOLD J. WASSERMAN

     This Stock Option Agreement (the "Agreement") is effective on and as of July 18, 1997, between IAT MULTIMEDIA, INC., a Delaware corporation with its principal office at IAT AG, Geshaftshaus Wasserschloss, Aarestrasse 17, CH-5300 Vogelsang-Turgi, Switzerland, fax number 41-56-223-5023 (the "Company") and ARNOLD J. WASSERMAN, an individual residing at 1 Brookwood Drive, West Caldwell, New Jersey 07006. fax number 201-228-3336 ("Mr. Wasserman").

                              W I T N E S S E T H:

     WHEREAS, Mr. Wasserman is a director of the Company and a consultant of the Company; and

     WHEREAS, the Company desires to provide an incentive to Mr. Wasserman to remain a consultant of the Company and to encourage stock ownership; and

     WHEREAS, the achievement of these goals will be assisted by the grant of an option to purchase shares of the Company's Common Stock, $0.01 par value (the "Stock")

     NOW, THEREFORE, the parties agree as follows:

     1. Grant of Option. Subject to the terms and conditions herein set forth, the Company hereby grants to Mr. Wasserman the right and option (the "Option") to purchase from the Company a total of 70,000 shares of Stock at a purchase price per share equal to $5.00 per Share pursuant to the terms and conditions set forth in section 2 hereof.

     2. Terms and Conditions of Option

     (a) Expiration Date. Subject to earlier termination or expiration of the Option as provided in this Agreement, the Option shall expire on July 18, 2002.

     (b) Vesting of Option. Mr. Wasserman may not exercise the Option for any shares of Stock until the Option has vested. Mr. Wasserman's rights with respect to the Option shall become vested according to the following schedule:

          Time                          Amount of Options Vested
          ----                          ------------------------

     July 18, 1997                                40,000

     July 18, 1998                                15,000

     July 17, 1999                                15,000


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     (c) Exercise Upon Termination of Consulting Agreement. If Mr. Wasserman
ceases to be a consultant of the Company pursuant to termination by either party of the Consulting Agreement of even date herewith between the Company and Mr. Wasserman, or by reason of Mr. Wasserman's death or disability, the vested portion of the Option may be exercised by Mr. Wasserman, or his heirs, devises, or legatees no later than three (3) months from the date of termination and the unvested portion of the Option shall be forfeited, but in no event shall any portion of the Option remain exercisable after the expiration date of the Option as specified in paragraph (a) of this Section 2.

     (d) Method of Exercise. (i) Subject to the terms and conditions of this Agreement, to the extent the right to purchase shares of Stock has accrued, the Option may be exercised, in whole or in part, from time to time, by written notice and payment to the Company in accordance with the procedure prescribed herein. Each notice shall (x) state the election to exercise the Option and the number of shares in respect of which it is being exercised; and (y) be accompanied by payment, by cash or certified check payable to the order of the Company in the amount of the purchase price for the shares being purchased in the event Mr. Wasserman elects to exercise by payment of the exercise. In the event Mr. Wasserman elects for cashless exercise of the Option, the notice shall so state and the Company will calculate the amount of shares of Stock to be withheld in payment for the exercise of the option price based upon the closing sales price of the Stock on the date elected by Mr. Wasserman to exercise the Option.

          (ii) The certificate or certificates for shares of Stock as to which the Option shall be exercised will be registered in the name of Mr. Wasserman and will bear the following legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except as expressly permitted under the terms of that certain Stock Option Agreement, dated as of July 18, 1997, between IAT Multimedia, Inc. and Arnold J. Wasserman."

     (e) Non-Transferability. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Mr. Wasserman, the Option shall be exercisable only by Mr. Wasserman. Mr. Wasserman may not pledge, hypothecate or otherwise encumber or permit any liens to attach to the Option.

     (f) Tax Withholding. In the event the Company determines that it is required to withhold amounts for payment of federal, state and local income taxes, or any other taxes in connection with the exercise of the Option or the disposition of shares of Stock issued pursuant to the exercise of the Option, Mr. Wasserman or any person succeeding the rights of Mr. Wasserman, as a condition to such exercise or disposition, shall make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

     (g) Regulatory Compliance. If at any time the Board determines that (a) the


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listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, (b) the consent or approval of any government or regulatory body or (c) an agreement or representations by Mr. Wasserman with respect thereto, is necessary then the exercise of the Option shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement or representations shall have been effected or obtained.

     (h) Adjustments. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, consolidation, merger (other than a merger or consolidation which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares), any sale or transfer by the Company of all or substantially all of its assets or any exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, rights offering, or any other change in the corporate structure or rights with respect to any shares of the Company, the Board shall make (or shall cause the Board of Directors of any corporation which merges with, or acquires the stock or assets of the Company to make) such equitable and proportionate adjustment of the number and class of shares of stock then covered by the Option, or of the purchase price, or both, in order to prevent dilution or enlargement of the rights of Mr. Wasserman.

     (i) Fractional Shares. The Option is only exercisable with respect to whole shares of Stock and not fractions thereof unless the Board otherwise agrees. Accordingly, the Company shall not be required to issue certificates representing fractions of shares of Stock upon any exercise of the Option.

     3. Piggy-Back Registration Rights. (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Mr. Wasserman) any of its stock under the Securities Act of 1933, as amended (the "Act") in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Stock or a registration in which the only Stock being registered is Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give Mr. Wasserman written notice of such registration. Upon the written request of Mr. Wasserman given within twenty (20) days after giving of such notice by the Company, the Company shall, subject to the provisions of section 3(b), cause to be registered under the Act all of the Stock that Mr. Wasserman has requested to be registered, provided, that the Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 3(a).

     (b) In connection with any offering involving an underwriting of shares of the Company's Stock pursuant to Section 3(a), the Company shall not be required under Section 3(a) to include any of Mr. Wasserman's securities in such underwriting unless Mr. Wasserman accepts the terms of the underwriting as agreed upon between the Company and


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the underwriters, and if the underwriter advises Mr. Wasserman in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall exclude from such underwriting (i) an amount of stock from Mr. Wasserman which equals, pro rata to the extent practicable, the amount of stock which is being excluded from the underwriting from the other stockholders participating in such underwriting, or (ii) in the event no other stockholder is participating in such underwriting, the minimum amount of stock as is necessary in the opinion of the underwriter(s) to reduce the size of the offering.

     4. Treatment of Option as Non-Qualified Stock Option. The Company and Mr. Wasserman acknowledge that the Option granted hereunder shall be treated as a non-qualified stock option for U.S. federal income tax purposes.

     5. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served by facsimile or personally on the party to whom notice is to be given, or within seven (7) days after mailing, if mailed to the party to whom notice is to be given, by first class mail (airmail, if international), registered or certified, postage prepaid, and properly addressed to the party, if to the Company or Mr. Wasserman, at the address set forth on the first page of this Agreement or any other address that the Company or Mr. Wasserman may designate by written notice to the other party.

     6. Acknowledgment. Mr. Wasserman agrees to be bound by the terms of this Agreement and hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of this Agreement and the Option shall be final, conclusive and binding on Mr. Wasserman and his legal representatives and beneficiaries.

     7. No Rights as Stockholder. Neither Mr. Wasserman nor Mr. Wasserman's legal representative, legatees or distributees, as the case may be, shall have any of the rights or privileges of a stockholder of the Company by virtue of the Option except with respect to any shares of Stock actually issued or transferred of record and delivered to one of the aforementioned persons.

     8. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

     9. Agreement to Perform Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     10. Amendments. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of all parties hereto.

     11. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws


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principles.

     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.



                                        IAT MULTIMEDIA, INC.




                                        By: /s/ Jacob Agam
                                           -------------------------------------
                                           Name:  Jacob Agam
                                           Title:  Co-Chairman




                                        /s/ Arnold Wasserman
                                        ----------------------------------------
                                                  ARNOLD J. WASSERMAN